As filed with the Securities and Exchange Commission on April 30, 2014

Registration No. 333-191173

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1

to

FORM S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933 OF SECURITIES

OF CERTAIN REAL ESTATE COMPANIES

AMERICAN HOMES 4 RENT

(Exact name of registrant as specified in governing instruments)

30601 Agoura Road, Suite 200

Agoura Hills, California 91301

(805) 413-5300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sara H. Vogt-Lowell

Senior Vice President and Chief Legal Officer

American Homes 4 Rent

30601 Agoura Road, Suite 200

Agoura Hills, California 91301

(805) 413-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James E. Showen	William J. Cernius
G. Allen Hicks	Latham & Watkins LLP
Hogan Lovells US LLP	650 Town Center Drive, 20th Floor
555 Thirteenth Street, N.W.	Costa Mesa, California 92626
Washington, D.C. 20004	Phone: (714) 540-1235
Phone: (202) 637-5600	Facsimile: (714) 755-8290
Facsimile: (202) 637-5910

Approximate date of commencement of proposed sale to the public: Not applicable. Termination of registration statement and deregistration of related securities that were not sold pursuant to the registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION STATEMENT AND DEREGISTRATION OF SECURITIES

On September 13, 2013, American Homes 4 Rent (the “Company”) filed a registration statement on Form S-11, Registration No. 333-191173, as subsequently amended (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) to register the resale from time to time of up to 81,894,741 of the Company’s Class A common shares of beneficial interest, par value $0.01 per share (the “Registered Securities”), by the selling shareholders identified in the Registration Statement. The Registration Statement was declared effective by the Commission on October 1, 2013.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Registered Securities registered for resale by the selling shareholders identified in the Registration Statement that were not sold pursuant to the Registration Statement as of the date of this Post-Effective Amendment. The Company hereby terminates the effectiveness of the Registration Statement and deregisters all of the Registered Securities registered for resale under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Agoura Hills, state of California on April 30, 2014.

AMERICAN HOMES 4 RENT

By:	/s/ David P. Singelyn
David P. Singelyn
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ David P. Singelyn	Date: April 30, 2014
David P. Singelyn Chief Executive Officer, Interim Chief Financial Officer and Trustee (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

By:	*	Date: April 30, 2014
B. Wayne Hughes (Non-Executive Chairman)

By:	*	Date: April 30, 2014
John Corrigan Chief Operating Officer and Trustee (Trustee)

By:	*	Date: April 30, 2014
Dann V. Angeloff (Trustee)

By:	*	Date: April 30, 2014
Matthew J. Hart (Trustee)

By:	*	Date: April 30, 2014
James H. Kropp (Trustee)

By:	*	Date: April 30, 2014
Lynn Swann (Trustee)

By:	*	Date: April 30, 2014
Kenneth Woolley (Trustee)

By:	/s/ David P. Singelyn
Attorney-in-fact